EXHIBIT 99.1

City National Bank to Acquire Rochdale Investment Management

Rochdale to Merge With City National Asset Management, Creating $18 Billion Firm

City National's Wealth Management Group Will Surpass $60 Billion
in Assets Under Management or Administration

LOS ANGELES, April 25, 2012 (GLOBE NEWSWIRE) -- City National Bank today announced that it has entered into a definitive agreement to acquire Rochdale Investment Management, a $4.8 billion New York City-based investment firm that manages assets for affluent and high-net-worth clients and their financial advisors across the nation.

Rochdale will be combined with City National Asset Management to create an $18 billion investment management firm called City National Rochdale Investment Management. It will offer a wide array of equity, fixed income and non-traditional investment alternatives. The new firm, a wholly owned subsidiary of City National Bank, will operate separately as a registered investment advisor within the bank's wealth management group.

"This is not just an acquisition, but rather a constructive combination of two complementary companies that share the same values and value propositions," said City National Bank Chairman and Chief Executive Officer Russell Goldsmith. "The result is a much stronger and diversified national wealth management company with the scale and skills to do even more for its clients and colleagues and our shareholders. The outstanding portfolio management and client teams of both companies will remain in place and continue to serve their clients and advisors just as they do today, but with a broader product array, enhanced investment capabilities and a strengthened management team."

City National Rochdale Investment Management will be led by Rochdale's current CEO, Garrett D'Alessandro. He will report to Richard Gershen, executive vice president of City National's wealth management group. Reporting to D'Alessandro will be City National's chief investment officer Bruce Simon, who will serve in that role in the new firm.

"We're very excited to join forces with City National's talented team of investment professionals, all of whom share Rochdale's passion for outstanding client service and investment performance," D'Alessandro said. "Now that we will be part of one of America's most admired wealth managers and the nation's 26th largest bank, we can grow the business beyond what Rochdale could have accomplished alone. As the CEO of Rochdale, I'm especially pleased to find a partner who shares our value system and commitment to clients. This combination will provide the people of Rochdale and City National Asset Management – who have worked so hard to build these businesses – with an even more promising future."

The acquisition of Rochdale builds upon City National's strategy of providing investment and advisory services in three distinct client segments. City National serves ultra-high-net-worth clients primarily through Convergent Wealth Advisors. It manages institutional investments principally through Lee Munder Capital Group. Serving the company's high-net-worth and affluent investors are City National Rochdale and the corporation's five majority-owned affiliates.

The acquisition is expected to bring City National Corporation's total assets under management or administration to more than $60 billion. Not included in this total are nearly $18 billion held by Matthews International Capital Management, a company in which City National holds a minority stake. Matthews manages assets invested in Asia.

City National expects the acquisition of Rochdale to close by the end of the second quarter of this year and to be modestly accretive to earnings in 2012. Closing is subject to customary consents, including the consent of Rochdale clients.

City National's advisor was Berkshire Capital Securities LLC. Rochdale was advised by Sandler O'Neill & Partners L.P.

ABOUT CITY NATIONAL

City National Bank is the wholly owned subsidiary of City National Corporation (NYSE:CYN). It is backed by $24 billion in total assets, and provides banking, investment and trust services through 79 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville, and Atlanta. The company and its investment affiliates today manage or administer $57.8 billion in client investment assets, including $32.5 billion under direct management. City National Asset Management has offices in Los Angeles, San Francisco, New York, Chicago, Beverly Hills, Irvine, San Diego and Sherman Oaks.

The City National Bank logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3143

ABOUT ROCHDALE INVESTMENT MANAGEMENT

Rochdale is a private investment management firm that serves affluent and high-net-worth clients and their financial advisors across the nation. It offers a wide array of equity, fixed income and non-traditional investment alternatives, including a Morningstar five-star mutual fund. The company was founded in 1985 and today has more than 100 employees. Headquartered in New York City Rochdale also has offices in San Francisco, Dallas, Orlando, Richmond (Virginia) and Potomac (Maryland).  It is not affiliated with Rochdale Securities.

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, (2) the impact on financial markets and the economy of the level of U.S. and European debt, (3) changes in the pace of economic recovery and related changes in employment levels, (4) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain, (5) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (6) volatility in the municipal bond market, (7) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (8) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (9) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (10) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (11) adequacy of the company's enterprise risk management framework, (12) the company's ability to increase market share and control expenses, (13) the company's ability to attract new employees and retain and motivate existing employees, (14) increased competition in the company's markets, (15) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (16) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (17) changes in consumer spending, borrowing and savings habits, (18) soundness of other financial institutions which could adversely affect the company, (19) protracted labor disputes in the company's markets, (20) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (21) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (22) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (23) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (24) security breaches and disruptions to our information systems, and (25) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2011 and particularly, Item 1A, titled "Risk Factors."

CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com